SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☐

Filed by a party other than the registrant ☒

Check the appropriate box:

☐ Preliminary proxy statement.

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐ Definitive proxy statement.

☒ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA
(Name of Registrant as Specified in its Charter)

THE STILWELL GROUP
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

THE STILWELL GROUP

26 BROADWAY

23rd FLOOR

NEW YORK, NY 10004

PHONE: (212) 269-5800

FACSIMILE: (212) 269-2675

January 8, 2007

Dear Fellow Shareholder of Prudential Bancorp, Inc. of Pennsylvania:

Last year we urged you to send a strong message to the Company that a representative of the Group should be seated on the Board. We were gratified by your overwhelming response -- seventy-one percent of the voting public shares withheld their votes on the Company’s slate of directors. But did the Company listen?

Since then we have frequently reached out to the Company to lend our expertise and offer ideas on ways to maximize shareholder value. We believe it is important that the Company pursue an intelligent capital allocation policy. But the Company has ignored our offers of help. They’ve told me to stop calling them. My letters personally addressed to management and the directors go unanswered.

We don’t blame our Company’s directors for not having sufficient capital allocation experience, but we do blame them for refusing to accept help. We also blame them for not heeding the strong message you sent them last year. We also blame them for trying to award themselves millions of dollars in stock options and grants without putting the stock plans to a vote of the public shareholders.

As the Philadelphia Inquirer reported on January 1, 2007, “At a time when companies are increasingly careful to avoid conflicts of interest, [the Stilwell Group’s proxy contest] shows that an uncommon corporate structure can still insulate directors and management from investor criticism.”

Clearly management doesn’t feel it’s accountable to you – or even to the owners of the MHC. I am an owner of the MHC. When I recently requested the MHC’s bylaws, Mr. Vento wrote me that the MHC’s owners don’t even have the right to inspect its basic corporate documents. When I later procured the bylaws from the FDIC, I learned that the MHC is set up so that the directors elect themselves!!!

If you, like me, believe this state of affairs is unconscionable and that management should be accountable to someone other than themselves, WITHHOLD your vote from the election of directors, which is Proposal 1 on the enclosed proxy card, by marking the box “WITHHOLD.” If you receive a card from the Company, THROW IT IN THE GARBAGE.

If you’ve already returned the Company’s card, you can still change your vote and vote for our slate by returning the GREEN card to us.

Thank you for your time and support.

Sincerely, /s/ Joseph Stilwell
Joseph Stilwell On behalf of the Stilwell Group: STILWELL VALUE PARTNERS I, L.P. STILWELL PARTNERS, L.P. STILWELL VALUE LLC

On December 26, 2006, the Stilwell Group (the “Group”) filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement in connection with the 2006 annual meeting of stockholders of Prudential Bancorp, Inc. of Pennsylvania (“Prudential Bancorp”). Copies of the definitive proxy statement were mailed to stockholders beginning December 27, 2006. Investors and security holders are urged to read the Group’s definitive proxy statement and additional definitive soliciting material because they contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Group with the Commission at the Commission’s website at www.sec.gov. The definitive proxy statement and these other documents may also be obtained for free by writing to Mr. Joseph Stilwell at 26 Broadway, 23rd Floor, New York, New York 10004, or by contacting D.F. King & Co. at 1-800-659-6590.

P R O X Y

THIS PROXY IS SOLICITED BY THE STILWELL GROUP IN OPPOSITION TO THE

BOARD OF DIRECTORS OF PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

2007 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Joseph Stilwell and Richard Grubaugh, or either of them, as proxies with full power of substitution, to vote in the name of and as proxies for the undersigned at the 2007 Annual Meeting of Shareholders of Prudential Bancorp, Inc. of Pennsylvania (the “Company”), and at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to cast if personally present, as directed below. If no direction is made, the persons named on this GREEN proxy card will vote your shares to WITHHOLD authority to vote for all nominees for director and FOR Proposal 2 to ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2007.

1. ELECTION OF DIRECTORS

Company Nominees	☐ FOR	☐ WITHHOLD

Write below the names of any Company nominees for whom authority to vote is withheld:

Note: Refer to the proxy statement and form of proxy to be distributed by the Company for the names, background, qualification, and other information concerning the Company’s nominees.

2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors for fiscal 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. Unless otherwise specified, this proxy will be voted to WITHHOLD authority to vote for all nominees named in Proposal 1 and FOR Proposal 2. This proxy revokes all prior proxies given by the undersigned.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith. The proxies may exercise discretionary authority only as to matters unknown to the Stilwell Group a reasonable time before soliciting this Proxy.

Dated:

(Signature)

(Signature, if jointly held)

Title (if applicable):

Please sign exactly as your name appears hereon or on your proxy card previously sent to you by the Company. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.